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                                                                    Exhibit 10.2

                          Aircraft Operating Agreement

This Aircraft Operating Agreement is made as of this 19th day of December 2002, effective as of January 6, 2003, by and between BAX Global Inc., a Delaware corporation ("BAX"), and Kitty Hawk Cargo, a Delaware Corporation and Kitty Hawk Aircargo, a Texas Corporation.

Agreement Details BAX:
----------------------
BAX will provide (2) DC8-71 aircraft, operated by Air Transport International ("ATI"), its subsidiary, on an ACMI basis to Kitty Hawk Cargo. The ACMI block hour rate will be $3200.00 per block hour. The planned routings and block hours for the ATI aircraft in the Kitty Hawk Cargo system are:
LAX-FWA-LAX at an estimated block hour use of 8.9 hours daily. PHX-ELP-FWA-ELP-PHX at an estimated block hour use of 8.2 hours daily.
Both aircraft are expected to operate 5 nights a week, excluding holidays.

Agreement Details Kitty Hawk Aircargo:
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Kitty Hawk Aircargo will provide three (3) B727-200 aircraft on an ACMI basis to
BAX. The Monthly ACMI rate per aircraft is $225,000.00 with 265 block hours included, combined utilization. The Kitty Hawk Aircargo aircraft in the BAX system will operate;
CLT-TOL-PHL-CLT
PHL-TOL-PHL
BRO-MEM-TOL-MEM-BRO
The BRO based aircraft is expected to operate 5 nights a week and the CLT and PHL aircraft only 4 nights a week, excluding holidays.

Agreement duration:
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This agreement is for the year 2003, beginning January 6, and terminating
December 25. Either party may give the other party 30 days written notice terminating the agreement prior to the planned termination date of December 25.

Payment Process:
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BAX will invoice Kitty Hawk Cargo every two weeks for services performed during the invoice period.
Kitty Hawk Aircargo will invoice BAX monthly for the services performed during the invoice period.
Payment will be due 30 days from invoice date and payable by wire transfer. Information concerning wire transfer is on file at each organization's account payables office.

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General:
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Each air carrier will operate the aircraft in accordance with all applicable laws, rules and regulations governing Aircraft Operations.
This agreement is for ACMI services only, all other customary services for handling the aircraft is the responsibility of the system operator.
Each air carrier will cause to be carried and maintained the applicable insurance coverage as provided for in BAX standard ACMI agreement.
Each party agrees that this Agreement and the ACMI services performed pursuant to this Agreement are subject to the terms and conditions in the BAX standard ACMI agreement, which are incorporated by reference and made a part of this Agreement. A sample of which is attached.
This represents a memorandum of understanding and will be followed by a more definitive agreement not later than March 31, 2003.

     DENNIS EITTREIM
BAX Global Inc.                         Kitty Hawk Cargo and Kitty Hawk Aircargo

Name:    Dennis Eittreim                     Name:    Robert W. Zoller
     -------------------------------               -----------------------------

Title:   President - Americas                Title:   President & CEO
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Date:    12/19/02                            Date:    12/19/02
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Signature: /s/ DENNIS EITTREIM               Signature: /s/ ROBERT ZOLLER
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